Exhibit10.18

Option No. US ●

MIDAS GOLD CORP.

STOCK OPTION PLAN – OPTION AGREEMENT

This Option Agreement is entered into between Midas Gold Corp. (the “Company”) and the Optionee named below pursuant to the Company’s 2011 Evergreen Incentive Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	On January 20, 2021 (the “Grant Date”);

[NAME], of [ADDRESS] (the “Optionee”), an [EMPLOYEE OR DIRECTOR] of the Company;

1.	was granted the option (the “Option”) to purchase [●] Common Shares (the “Option Shares”) of the Company;
2.	for the price (the “Option Price”) of $[●] per Option Share;
3.	which shall be exercisable in accordance with the following vesting schedule:
a.	[●]
4.	terminating on [●] (the “Expiry Date”),

all on the terms and subject to the conditions set out in the Plan.  For greater certainty, Option Shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

The Optionee acknowledges that any Option Shares received by him upon exercise of the Option have not been registered under the United States Securities Act of 1933, as amended, or the Blue Sky laws of any state (collectively, the “Securities Acts”).  The Optionee acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Option Shares received by him or to assist him in complying with any exemption from such registration if he should at a later date wish to dispose of the Option Shares.

The Optionee acknowledges that, in addition to the foregoing, any Option Shares issued upon the exercise of such Options shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under the United States Securities Act of 1933, as amended, or state securities laws.  The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to U.S. federal or state securities laws, and the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

Acknowledgement – Personal Information

The Optionee hereby acknowledges and consents to:

(a)	the disclosure to the Toronto Stock Exchange and all other regulatory authorities of all personal information of the undersigned obtained by the Company; and
(a)	the collection, use and disclosure of such personal information by the Toronto Stock Exchange and all other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the  [●] day of [●], 20[●].

MIDAS GOLD CORP.

Per:
Signature	Authorized Signatory

Print Name

Address

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